Exhibit 10.23
, 2007
Liberty Acquisition Holdings Corp.
1114 Avenue of the Americas, 41st Floor
New York, New York 10036
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
     Re:     Initial Public Offering
Ladies and Gentlemen:
     This Amended Letter Agreement amends and supersedes in its entirety the Letter Agreement, dated August 9, 2007, by and among the above referenced parties and the undersigned.
     Citigroup Global Markets Inc. (“Citigroup”) is acting as sole bookrunning manager of the initial public offering (the “IPO”) of units (the “Units”) consisting of one share of Common Stock of Liberty Acquisition Holdings Corp. (the “Company”), and one half (1/2) of one warrant (a “Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Common Stock of the Company and representative (the “Representative”) of Lehman Brothers Inc. and any other underwriters named in the final prospectus (the “Prospectus”) relating to the IPO (Citigroup, Lehman Brothers Inc. and any other underwriters, collectively, the “Underwriters”). The undersigned stockholder, officer and/or director of the Company, in consideration of the Underwriters underwriting the IPO, hereby agrees as set forth below. Certain capitalized terms used herein are defined in Section 1 hereof.
     1. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Founders” shall mean all stockholders, officers and directors who are stockholders of the Company immediately prior to the IPO; (iii) “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share, (iv) “Founders’ Shares” shall mean all of the shares of Common Stock of the Company owned by a Founder prior to the IPO, (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO, (vi) “Founders’ Warrants” shall mean all Warrants to purchase shares of Common Stock of the Company owned by a Founder prior to the IPO, other than the Sponsors’ Warrants; (vii) “Founders’ Units” shall mean the 21,562,500 Units issued by the Company to the Founders prior to the IPO, of which the Founders’ Shares and the Founders’ Warrants are a part; (viii) “Sponsors’ Warrants” shall mean the 12,000,000 Warrants to purchase shares of Common Stock to be issued to the Sponsors in a private placement immediately prior to the IPO; (ix) “Co-Investment Units” shall mean the 5,000,000 Units of the Company to be issued to the Sponsors

Liberty Acquisition Holdings Corp.
Citigroup Global Markets Inc.

in a private placement that will occur immediately prior to the consummation of a Business Combination by the Company; (x) “Co-Investment Shares” shall mean the Common Stock underlying the Co-Investment Units; (xi) “Co-Investment Warrants” shall mean the Warrants to purchase shares of Common Stock underlying the Co-Investment Units; (xii) “Locked-Up Securities” shall mean all issued and outstanding Founders’ Units, Founders’ Shares and Founders’ Warrants (including the shares of Common Stock to be issued upon exercise of the Founders’ Warrants) and all Sponsors’ Warrants (including the shares of Common Stock to be issued upon exercise of the Sponsors’ Warrants), Co-Investment Units, Co-Investment Shares and Co-Investment Warrants (including the shares of Common Stock to be issued upon exercise of the Co-Investment Warrants) to be issued after the date hereof in accordance with the terms and conditions set forth in the Prospectus; (xiii) persons or entities “Associated With” the undersigned shall mean (a) relatives of such person, (b) any corporation or organization of which such person is an officer or partner or directly or indirectly the beneficial owner of 10% or more of any class of equity securities and (c) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee, executor or in a similar fiduciary capacity and (xiv) a “Portfolio Company” of the referenced entity shall mean a company in which the entity controls a majority of the voting stock or a majority of the board of directors of such company.
     2. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote (i) all Founders’ Shares owned by him or it in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) all other shares of the Company’s Common Stock that may be acquired by him or it in any private placement, the IPO or in the aftermarket for such Business Combination.
     3. In the event that the Company fails to consummate a Business Combination by the later of (i) 30 months after the consummation of the IPO (the “Consummation Date”) or (ii) 36 months after the Consummation Date in the event that either a letter of intent, an agreement in principle or a definitive agreement to consummate a Business Combination was executed but no Business Combination was consummated within such 30 month period (such later date being referred to herein as the “Termination Date”), the undersigned shall, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), (i) take all action necessary to dissolve the Corporation and liquidate the trust account established under the Investment Management Trust Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company (the “Trust Account”) to holders of IPO Shares as promptly as practicable after approval by the Company’s stockholders (subject to the requirements of the DGCL) and (ii) vote all Founders’ Shares and all of the shares of the Company’s Common Stock that may be acquired by him or it in any private placement, the IPO or in the aftermarket in favor of any dissolution and plan of distribution recommended by the Company’s Board of Directors, and promptly cause the Company to prepare and file a proxy statement with the Securities and Exchange Commission setting out the plan of dissolution and distribution. If no proxy statement seeking the approval of the stockholders for a Business Combination has been filed within 60 days prior to the Termination Date, and the Board of Directors convenes, adopts and recommends to the stockholders the liquidation and dissolution of the Company, and the Company files a proxy statement with the Securities and Exchange Commission seeking

Liberty Acquisition Holdings Corp.
Citigroup Global Markets Inc.

stockholder approval for such plan, the undersigned agrees to vote all Founders’ Shares and all of the shares that may be acquired by him or it in any private placement, the IPO or in the aftermarket in favor of any such dissolution and plan of distribution recommended by the Company’s Board of Directors. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) to participate in any liquidating distribution of the Trust Account as part of the Company’s plan of distribution with respect to the Founders’ Shares if the Company fails to consummate a Business Combination and the Trust Account is consequently liquidated and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject to as a result of any claim by any vendor, including, but not limited to, accountants, lawyers and investment bankers, prospective target business or other entity that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.
     4. Subject to Sections 5 and 6 below, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, and not to any other person or entity unless the opportunity is rejected by the Company, those opportunities to acquire an operating business the undersigned reasonably believes are suitable opportunities for the Company, until the earlier of (i) the consummation by the Company of a Business Combination, (ii) the dissolution and liquidation of the Company or (iii) until such time as the undersigned ceases to be an officer or director of the Company, subject to any fiduciary obligations the undersigned might have. The undersigned acknowledges that the Company has restricted its geographic focus to North America because the Founders have formed, and may form in the future, other special purpose acquisition companies (each a “Related Party SPAC”) that are targeting investments outside of North America. Accordingly, the Company will be prohibited from consummating a Business Combination with a target business whose principal operations are outside North America unless such opportunity was first presented to each Related Party SPAC and each Related Party SPAC chose not to pursue such opportunity. If such Related Party SPACs are no longer searching for target businesses or they decide for any reason not to pursue a specific opportunity while the Company is still seeking a target business, the Company may expand its focus geography to pursue such target business if it identifies an attractive opportunity.
     5. [The undersigned is the President of Berggruen Holdings Ltd. Each of Berggruen Acquisition Holdings Ltd (“Berggruen Holdings”) and Berggruen Holdings Ltd has agreed that in the event it or one of its investment professionals becomes aware of, or involved with any Business Combination opportunities with an enterprise value of $750 million or more, the undersigned will cause such entity or individual to first offer such business opportunities to the

Liberty Acquisition Holdings Corp.
Citigroup Global Markets Inc.

Company and further agrees that neither it nor any of its affiliates will pursue such opportunities unless and until the Company’s Board of Directors determines that it will not pursue such opportunities (the “Company’s Right of First Review”) unless such Business Combination opportunity is competitive (as defined below) with one of the Portfolio Companies of Berggruen Holdings Ltd in which case they would first be offered to such Portfolio Company. A Business Combination opportunity will be considered “competitive” with a Berggruen Holdings Ltd Portfolio Company if the target company is engaged in the design, development, manufacture, distribution or sale of any products, or the provision of any services, which are the same as, or competitive with, the products or services which a Berggruen Holdings Ltd Portfolio Company designs, develops, manufactures, distributes or sells. The Company’s Right of First Review will begin upon the consummation of the IPO and terminate on the earlier of (i) the consummation by the Company of a Business Combination or (ii) the dissolution and liquidation of the Company.][Martin Franklin is also an executive officer of Jarden Corporation (“Jarden”) and has committed to Jarden’s Board of Directors that the Company generally does not intend to seek transactions that fit within Jarden’s publicly announced acquisition criteria and that the Company will not interfere with Mr. Franklin’s obligations to Jarden. However, in order to avoid the potential for a conflict of interest, Mr. Franklin further committed to Jarden that he will review any potential target company to determine whether such company fits within Jarden’s publicly announced acquisition criteria. If Mr. Franklin determines that such company fits within such criteria, Mr. Franklin will first confirm with an independent committee of Jarden’s Board of Directors that Jarden is not interested in pursuing the potential business combination opportunity with such company (whether such a transaction was sourced by Mr. Franklin, Nicolas Berggruen, another Berggruen Holdings Ltd investment professional or any other person). If the independent committee concludes that Jarden was interested in the opportunity, then the Company will not continue with that transaction.]
     6. The undersigned is a director [and officer] of Freedom Acquisition Holdings, Inc. (“Freedom”). If Freedom’s proposed business combination with GLG Partners is not consummated, the Company will compete with Freedom for acquisition opportunities or if Freedom’s proposed business combination is consummated, it is currently proposed that Mr. Berggruen and Mr. Franklin will remain directors of the surviving entity, the Company will compete with GLG Partners for acquisition opportunities. The Company hereby acknowledges that it will not interfere with the undersigned’s obligations to Freedom or GLG Partners. Additionally, in order to avoid the potential for a conflict of interest, the undersigned has committed to Freedom that he will first review any potential target company identified by him to determine whether such company fits within Freedom’s acquisition criteria or, after the proposed business combination is completed, GLG Partners’ acquisition criteria. Freedom is not limited to acquisitions in any specific industry or geographic region. GLG Partners operates in the alternative asset management sector. If the undersigned determines that a target company fits within the acquisition criteria of Freedom or GLG Partners, as the case may be, he will first present such potential target to Freedom or, after the proposed business combination is completed, GLG Partners. The undersigned will not present the potential business combination opportunity to the Company or the board of directors of the Company unless Freedom or, after the proposed business combination is consummated, GLG Partners confirms that it is not interested in pursuing a business combination with such company. Accordingly, if Freedom’s

Liberty Acquisition Holdings Corp.
Citigroup Global Markets Inc.

proposed business combination with GLG Partners is not consummated, all potential business combination opportunities identified by the undersigned will be required to be presented first to Freedom before they can be presented to the Company, and if Freedom’s proposed business combination with GLG Partners is consummated, all potential business combination opportunities with target companies in the alternative asset management sector that are identified by the undersigned will be required to be presented first to GLG Partners before they can be presented to the Company.
     7. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Founders, directors and/or officers of the Company or with any Company that the undersigned has had any discussions, formal or otherwise, with respect to a Business Combination with another company, prior to the consummation of the IPO.
     8. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided, however, that commencing upon the Consummation Date, Berggruen Holdings, Inc. shall be allowed to charge the Company an allocable share of its overhead, $10,000 per month, to compensate it for office space, administrative services and secretarial support until the earlier of the Company’s consummation of a Business Combination or its liquidation. [Berggruen Holdings][Berggruen Acquisition Holdings Ltd], Marlin Equities II, LLC, the undersigned and the officers and directors of the Company shall also be entitled to reimbursement from the Company for their out-of-pocket expenses, such as travel expenses, incurred in connection with seeking and consummating a Business Combination.
     9. Neither the undersigned, any member of the family of the undersigned, or any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination. In addition, the undersigned will not take retaining his positions with the Company into consideration in determining which acquisition to pursue.
     10. In order to induce you and the other Underwriters to enter into the proposed Underwriting Agreement in connection with the IPO, the undersigned will not, without the prior written consent of Citigroup, offer, sell, contract to sell, assign, transfer, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock (including the Locked-Up Securities) of the Company or any securities convertible

Liberty Acquisition Holdings Corp.
Citigroup Global Markets Inc.

into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction during the Restricted Period (as defined below); provided, however, that the foregoing sentence shall not apply to (A) the Locked-Up Securities disposed of as bona fide gifts approved in writing by Citigroup, (B) any transfer for estate planning purposes of the Locked-Up Securities to persons immediately related to such transferor by blood, marriage or adoption, (C) any trust solely for the benefit of such transferor and/or the persons described in the preceding clause, or (D) the transfer by [Berggruen Holdings][Marlin] to the Company’s officers, directors and employees and other persons or entities Associated With the undersigned; provided, however, that with respect to each of the transfers described in clauses (A), (B), (C) and (D) of this sentence, (i) prior to such transfer, the transferee of such transfer, or the trustee or legal guardian on behalf of any transferee, agrees in writing to be bound by the terms of this letter and (ii) no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such disposition or transfer. The term “Restricted Period” means the period commencing on the date hereof and ending one year from the consummation of a Business Combination, except that if (a) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, then the Restricted Period shall end on and include the 18th day following the date of the issuance of the earnings release or the occurrence of the material news or material event. Any of the foregoing transfers will be made in accordance with applicable securities laws.
     11. The undersigned agrees to be [President, Chief Executive Officer and a Director][the Chairman of the Board of Directors] of the Company until the earlier of the consummation by the Company of a Business Combination or the dissolution and liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned represents and warrants that:
     (a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;
     (b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and
     (c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

Liberty Acquisition Holdings Corp.
Citigroup Global Markets Inc.

     12. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this Agreement and to serve as [President, Chief Executive Officer and a Director][the Chairman of the Board of Directors] of the Company.
     13. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Representative and its legal representatives or agents (including any investigative search firm retained by the Representative) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Company’s IPO (and shall thereafter hold such information confidential). Neither the Representative nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.
     14. The undersigned hereby waives his or its right to exercise redemption rights with respect to any Founders’ Shares owned by the undersigned, directly or indirectly, and agrees that he will not seek redemption for cash with respect to such Founders’ Shares in connection with any vote to approve a Business Combination (as is more fully defined in the Prospectus).
     15. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.
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By:
Name: